EXHIBIT 99.1 - News Release

January 14th, 2004, New York, NY - Amersin Life Sciences Corporation (formerly Hubei Pharmaceutical Group Ltd. OTCBB:HBEI, CUSIP 44352P106) announced today that it has completed its name change and been assigned a new trading symbol and CUSIP number. Effective at the open of markets on January 14th, 2004 the new trading symbol for Amersin Life Sciences Corporation in the United States will be AMLS. The new CUSIP number is 03075R104.

Amersin Life Sciences Corporation is engaged in the acquisition and vertical integration of operating subsidiaries and controlling joint venture interests in China to include all facets of pharmaceutical life sciences from raw materials through dosage form production and distribution. The company owns a controlling interest in a profitable pharmaceutical factory, Hubei Tongji Benda Ebei Pharmaceutical Co. Ltd. located in Guangshui City, Hubei Province, China. It is a continuation and expansion of the dosage division previously owned by Hubei Benda Science and Technology Co. Ltd. whose management and controlling partners hold a minority interest and provide ongoing operational management. This is characteristic of our acquisition strategy, providing continuity of the successful management team and other resources while looking for opportunities to streamline operations and broaden market penetration through strategic relationships with other subsidiaries or independent organizations in the life sciences field. Our business plan positions Amersin as a holding company, providing investment capital and a western perspective on the development of brand and market share. We act as a catalyst in identifying pharmaceutical enterprises as acquisition targets to build and integrate their areas of specialization into a synergetic whole that exceeds the achievements of the individual operating units. We are focused on building investor equity through strategic acquisition and vertical integration.

“The name change is an important step forward in our corporate development, more closely reflecting the goals and diversity of our business plan.” commented Howard Milne, director of corporate communications. “It more clearly differentiates the US holding company and its’ western management style from the operating subsidiaries in China. Completion paves the way to broaden our investor relations activities, drawing attention to our successful track record and consistent quarterly profits, paving the way for future expansion and illustrating what we believe will be seen as an attractive, early stage opportunity to participate in the pharmaceutical life sciences sector in the booming Chinese economy.”

Amersin shares are listed in Germany on the Frankfurt Stock Exchange under the trading symbol HUQ and in the United States on the OTCBB under the symbol AMLS. Additional information is available via our website at http://www.amersin.com.

For more information, contact:
Corporate Communications:
Amersin Life Sciences Corporation
Howard Milne, 604-881-2899 ext 220
Fax: 604-881-2892
howard@amersin.com

"Safe Harbor” Statement: This news release contains certain "forward-looking" statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from the forward-looking statements contained herein. Detailed information about many risk factors are set forth in Amersin’s periodic filings with the Securities and Exchange Commission including, but not limited to, those risks and uncertainties listed in the sections entitled "Cautionary Note Regarding Forward-Looking Statements” and “Management’s Discussion and Analysis” in Amersin’s most recent Quarterly Report on Form 10-QSB. All documents are available through the SEC's Electronic Data Gathering Analysis and Retrieval system (EDGAR) at http://www.sec.gov or the Amersin web site at http://www.amersin.com. Amersin is under no obligation, and expressly disclaims any obligation, to update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

3